UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2013

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Donald L. Lucas notified the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (the “Company”) that he is retiring and has tendered his resignation as a member of the Board and any committees thereof, effective as of February 12, 2013.

(d)	On February 12, 2013, the Company announced that Young K. Sohn had been elected to the Board. The Board also appointed Mr. Sohn to serve on the Board’s Corporate Governance and Nominating Committee. Mr. Sohn will be compensated for his services and will enter into an indemnification agreement as described in the Company’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 20, 2012. In connection with his appointment, Mr. Sohn received an option grant to purchase 10,000 shares of the Company’s common stock and an award of 7,500 shares of incentive stock pursuant to the Company’s 1995 Directors Stock Incentive Plan, both of which will vest fully on the first anniversary of the grant date, provided that he continuously serves as a member of the Board through that date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Cadence Design Systems, Inc. Press Release dated February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Cadence Design Systems, Inc. Press Release dated February 12, 2013.